Exhibit 10.8

INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC.

AMENDMENT NO. 2 TO SUBSCRIPTION AGREEMENT

Invesco Commercial Real Estate Finance Trust, Inc.

2001 Ross Avenue, Suite 3400

Dallas, Texas 75201

Ladies and Gentlemen:

1. Class S-1 Shares. The parties hereto acknowledge that (i) Invesco Realty, Inc., a Delaware corporation (the “Subscriber”), subscribed for and agreed to acquire an aggregate of $150,000,000 (the “Initial Commitment Amount”) of Class D Shares, Class I Shares, Class S Shares and Class E Shares in Invesco Commercial Real Estate Finance Trust, Inc., a Maryland corporation (the “Company”), pursuant to that certain Subscription Agreement, dated March 23, 2023, by and between the Subscriber and the Company (the “Original Subscription Agreement”) and (ii) the Subscriber subsequently subscribed for and agreed to acquire an additional aggregate of $150,000,000 (the “Additional Commitment Amount”) any class of common shares of the Company pursuant to that certain Amendment No. 1 to the Subscription Agreement, dated August 11, 2023 (the Original Subscription Agreement as so amended, the “Subscription Agreement”). Capitalized terms not defined herein are used as defined in the Subscription Agreement. The parties hereby agree that, following the authorization of the issuance of 500,000,000 shares of Class S-1 common stock, par value $0.01 per share (“Class S-1 Shares”), the Subscription Agreement shall be further amended as follows:

(a) The first clause of the Recitals to the Subscription Agreement shall be amended and restated in its entirety to read as follows (language that has been added is double underlined and language that has been deleted is shown with a ~~strikethrough~~):

“WHEREAS, the Company has authorized the issuance of ~~2,000,000,000~~ 3,000,000,000 shares of common stock, including 500,000,000 shares of each of (i) Class D common stock, par value $0.01 per share (“Class D Shares”); (ii) Class I common stock, par value $0.01 per share (“Class I Shares”); (iii) Class S common stock, par value $0.01 per share (“Class S Shares”); (iv) Class S-1 common stock, par value $0.01 per share (“Class S-1 Shares”); and (~~i~~v) Class E common stock, par value $0.01 per share (“Class E Shares”; collectively with the Class D Shares, Class I Shares, ~~and~~ Class S Shares, Class S-1 Shares and shares of common stock of the Company that may be authorized in the future, the “Shares”);”

(b) The definition of “Initial Shares” set forth in Section 1.1(a) of the Subscription Agreement shall be amended to add Class S-1 Shares and any other shares of common stock of the Company that may be authorized in the future. Section 1.1(a) of the Original Subscription Agreement shall be further amended to provide add the following to the end thereof:

“The Commitment Amount shall be allocated between or among classes of common shares as determined by the Company.”

(c) The Section 1.1(d) of the Subscription is hereby amended and restated in its entirety to read as follows:

“Subsequent Purchases. Notwithstanding anything herein to the contrary, until the Final Closing Date, if the Company elects in its sole discretion to repurchase all or any portion of the Shares from Subscriber pursuant to Section 2.5 hereof, the Subscriber shall, upon the Company’s request following any such repurchase pursuant to Section 2.5 hereof, be required to purchase an amount of additional ~~Class D Shares, Class I Shares, Class S Shares and Class E~~ Shares (“Additional Shares”), including pursuant to a Capital Call issued by the Company to the Subscriber for such purpose, such that the aggregate purchase price of (i) the outstanding Initial Shares held by Subscriber (if any) and (ii) such Additional Shares is equal to ~~$150,000,000~~. The purchase price per Additional Share will equal the most recently determined Share Transaction Price per Additional Share as of the date of the Closing of Subscriber’s purchase; provided, however, that the Company has not yet determined a transaction price as of such closing date, the purchase price per Additional Share will be an amount such that the aggregate purchase price of all Additional Shares held by the Company following such repurchase does not exceed the Commitment Amount.”

2. Reaffirmation. The Subscriber hereby reaffirms, restates and reacknowledges each of the agreements, acknowledgments, representations, warranties and other obligations set forth in the Subscription Agreement as of the date hereof. The Subscriber hereby represents and warrants to the Company that all information that the Subscriber has provided to the Company (including the information in the Subscription Agreement and any documents provided to the Company in connection therewith), is true, correct and complete as of the date thereof and hereof. Except as expressly set forth herein, the Subscription Agreement remains in full force and effect, as amended hereby.

[Signature page follows.]

IN WITNESS WHEREOF, the Subscriber has executed this Amendment No. 2 to Subscription Agreement as of the day and year first above written.

INVESCO REALTY, INC.

By:	/s/ Beth A. Zayicek
Name:	Beth A. Zayicek
Title:	Vice President

ACCEPTED, as of the 23rd day of August 2023, by

INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC.

By:	/s/ Beth A. Zayicek
Name:	Beth A. Zayicek
Title:	Chief Operating Officer